Exhibit 99.1
EZCORP CONTINUES ROBUST EARNINGS GROWTH
- All Segments Post Double-Digit Operating Income Gains
AUSTIN, Texas (January 20, 2011) — EZCORP, Inc. (Nasdaq: EZPW), a leading provider of specialty consumer financial services, today announced results for its first fiscal quarter ended December 31, 2010. Highlights include:
•	Non-GAAP earnings per share of $0.69, up 33% over prior year quarter; GAAP earnings per share of $0.55, up 6% over prior year quarter.

•	Non-GAAP net income of $34.5 million, up 34%; GAAP net income of $27.4 million, up 7%.

•	Total revenues of $218.8 million, up 18% over prior year quarter.

•	Non-GAAP consolidated operating income of $50.3 million (38% of net revenue), up 29% over prior year quarter; GAAP consolidated operating income of $39.4 million (29% of net revenue), up 1% over prior year quarter.

•	Store level operating income up $11.6 million in U.S. Pawn, $1.6 million in Empeño Fácil and $1.8 million in EZMONEY.

•	Pre-tax contribution from strategic affiliates of $3.4 million, up from $1.3 million in prior year quarter.
Non-GAAP results exclude a previously announced one-time charge related to the retirement of the Company’s former Chief Executive Officer.
Commenting on these results, President and Chief Executive Officer, Paul Rothamel, stated, “We are excited to get the new fiscal year off to a great start, with 13% same store revenue growth and all segments posting double-digit operating income growth. Accentuating the ability to leverage our expense structure through increased scale, our team members turned an 18% total revenue increase into a 34% growth in net income excluding the one-time charge.”
Rothamel added, “Our geographic diversification continued this quarter with 29 new stores in Mexico, Canada and domestic areas outside Texas. As a benefit of this diversification and continued growth in our newer products, U.S. payday lending, while remaining strong, now represents 16% of our total revenues compared to 20% a year ago.”
The Company also announced that it expects fiscal 2011 earnings per share, excluding the one-time charge described above, to increase 22% year-over-year to $2.40 ($2.26 on a GAAP basis). This is an increase from its previous estimate of $2.35 per share ($2.21 on a GAAP basis).

About EZCORP
EZCORP is a leading provider of specialty consumer financial services. It provides collateralized non-recourse loans, commonly known as pawn loans, and a variety of short-term consumer loans, including payday loans, installment loans and auto title loans, or fee-based credit services to customers seeking loans. At its pawn stores, the company also sells merchandise, primarily collateral forfeited from its pawn lending operations.
EZCORP operates more than 1,000 stores, including over 500 pawn stores in the U.S. and Mexico and over 500 short-term consumer loan stores in the U.S. and Canada. The company also has significant investments in Albemarle & Bond Holdings PLC (ABM.L), one of the U.K.’s largest pawnbroking businesses with over 130 stores, and Cash Converters International Limited (CCV.L and CCV.AUS), which franchises and operates a worldwide network of over 500 stores that provide financial services and sell pre-owned merchandise.
Special Note Regarding Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the Company’s expected operating and financial performance for future periods, including expected future earnings. These statements are based on the Company’s current expectations. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including changing market conditions in the overall economy and the industry, consumer demand for the Company’s services and merchandise, actions of third parties who offer services and products in the Company’s locations and changes in the regulatory environment. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.\
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company has provided non-GAAP net income, non-GAAP consolidated operating income and non-GAAP earnings per share for the current period, as well as non-GAAP expected earnings per share for fiscal 2011. The only difference between the presented non-GAAP measures and the most closely comparable GAAP measures is the exclusion of a one-time charge related to the retirement of the Company’s former Chief Executive Officer and the related tax benefit. The Company’s management uses these non-GAAP financial measures to understand the Company’s financial performance from period to period. Management does not believe that the excluded one-time charge is reflective of underlying operating performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the corresponding GAAP measures, but rather are provided to facilitate an enhanced understanding of the Company’s actual and expected performance and to enable more meaningful period-to-period comparisons. A reconciliation of the non-GAAP financial measures to the most closely comparable GAAP financial measures is provided in the accompanying financial schedules.
For additional information, contact Investor Relations at (512) 314-2220.

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data and percents)

	Three Months Ended December 31,		Increase	Percent
	2010	2009	(Decrease)	Change
Revenues:
Merchandise sales	$67,730	$62,476	$5,254	8.4
Jewelry scrapping sales	50,665	37,442	13,223	35.3
Pawn service charges	49,810	40,797	9,013	22.1
Signature loan fees	40,066	38,678	1,388	3.6
Auto title loan fees	6,244	3,102	3,142	101.3
Other	4,311	2,256	2,055	91.1

Total revenues	218,826	184,751	34,075	18.4
Cost of goods sold:
Cost of merchandise sales	41,311	39,264	2,047	5.2
Cost of jewelry scrapping sales	32,255	23,306	8,949	38.4

Total cost of goods sold	73,566	62,570	10,996	17.6
Bad debt:
Signature loan bad debt	10,046	8,790	1,256	14.3
Auto title loan bad debt	982	460	522	113.5

Total bad debt	11,028	9,250	1,778	19.2

Net revenue	134,232	112,931	21,301	18.9

Operations expense	64,504	58,181	6,323	10.9
Administrative expense	26,138	12,297	13,841	112.6
Depreciation and amortization	4,179	3,356	823	24.5
Loss on sale/disposal of assets	7	211	(204)	(96.7)

Operating income	39,404	38,886	518	1.3

Interest income	(3)	(8)	5	(62.5)
Interest expense	300	365	(65)	(17.8)
Equity in net income of unconsolidated affiliates	(3,367)	(1,283)	(2,084)	162.4
Other	(61)	(15)	(46)	—

Income before income taxes	42,535	39,827	2,708	6.8
Income tax expense	15,106	14,120	986	7.0

Net income	$27,429	$25,707	$1,722	6.7

Net income per share, diluted	$0.55	$0.52	$0.03	5.7

Weighted average shares, diluted	50,119	49,400

			Amount or
			Percentage Point (ppt)
OTHER DATA:			Increase (Decrease)
Gross margin on merchandise sales	39.0%	37.2%	1.8	ppts
Gross margin on jewelry scrapping sales	36.3%	37.8%	(1.5)	ppts

Gross margin on total sales	37.9%	37.4%	0.5	ppts

Signature loan bad debt as percent of fees	25.1%	22.7%	2.4	ppts
Auto title loan bad debt as percent of fees	15.7%	14.8%	0.9	ppts

Annualized inventory turnover	3.8	3.7	0.1

Operating income margin	29.4%	34.4%	(5.0)	ppts

EZCORP, Inc.
Highlights of Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data and store counts)

	December 31,
	2010	2009
Assets:
Current assets:
Cash and cash equivalents	$23,908	$17,032
Pawn loans	124,388	103,446
Signature loans, net	11,953	8,934
Auto title loans, net	3,307	2,110
Pawn service charges receivable, net	24,068	19,662
Signature loan fees receivable, net	6,141	6,044
Auto title loan fees receivable, net	1,600	827
Inventory, net	77,677	63,515
Deferred tax asset	23,248	15,671
Prepaid expenses and other assets	20,724	20,654

Total current assets	317,014	257,895

Investments in unconsolidated affiliates	108,959	90,455
Property and equipment, net	66,641	52,378
Deferred tax asset, non-current	—	5,011
Goodwill	128,181	101,134
Other assets, net	24,252	19,931

Total assets	$645,047	$526,804

Liabilities and stockholders’ equity:
Current liabilities:
Current maturities of long-term debt	$10,000	$10,000
Accounts payable and other accrued expenses	48,986	39,692
Customer layaway deposits	5,950	2,697
Federal income taxes payable	5,267	6,480

Total current liabilities	70,203	58,869

Long-term debt, less current maturities	12,500	22,500
Deferred tax liability	1,619	—
Deferred gains and other long-term liabilities	2,419	2,840
Total stockholders’ equity	558,306	442,595

Total liabilities and stockholders’ equity	$645,047	$526,804

Pawn loan balance per ending pawn store	$236	$235
Inventory per ending pawn store	$147	$144
Book value per share	$11.18	$9.08
Tangible book value per share	$8.29	$6.68
Pawn store count — end of period	528	440
Signature loan store count — end of period	504	480
Shares outstanding — end of period	49,923	48,732

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts and percents)

	U.S. Pawn	Empeño	EZMONEY
Three months ended December 31, 2010:	Operations	Fácil	Operations	Consolidated
Revenues:
Merchandise Sales	$62,341	$5,389	$—	$67,730
Scrap Sales	47,006	3,462	197	50,665
Pawn service charges	46,436	3,374	—	49,810
Signature loan fees	509	—	39,557	40,066
Auto title loan fees	393	—	5,851	6,244
Other	4,081	189	41	4,311

Total revenues	160,766	12,414	45,646	218,826

Merchandise cost of goods sold	38,197	3,114	—	41,311
Scrap cost of goods sold	29,538	2,638	79	32,255
Signature loan bad debt	165	—	9,881	10,046
Auto title loan bad debt	61	—	921	982

Net revenues	92,805	6,662	34,765	134,232

Operations expense	43,196	4,278	17,030	64,504

Store operating income	$49,609	$2,384	$17,735	$69,728

Gross margin on merchandise sales	38.7%	42.2%	N/A	39.0%
Gross margin on scrap sales	37.2%	23.8%	59.9%	36.3%
Gross margin on total sales	38.1%	35.0%	59.9%	37.9%
Annualized inventory turnover	3.7	4.1	N/A	3.8
Signature loan bad debt as percent of fees	32.4%	N/A	25.0%	25.1%
Auto title loan bad debt as percent of fees	15.5%	N/A	15.7%	15.7%
Store operating income margin	53.5%	35.8%	51.0%	51.9%
Pawn store count — end of period	396	132	—	528
Signature loan store count — end of period	6	—	498	504

Three months ended December 31, 2009:
Revenues:
Merchandise Sales	$59,211	$3,265	$—	$62,476
Scrap Sales	36,823	607	12	37,442
Pawn service charges	38,941	1,856	—	40,797
Signature loan fees	553	—	38,125	38,678
Auto title loan fees	475	—	2,627	3,102
Other	2,167	89	—	2,256

Total revenues	138,170	5,817	40,764	184,751

Merchandise cost of goods sold	36,906	2,358	—	39,264
Scrap cost of goods sold	22,824	475	7	23,306
Signature loan bad debt	186	—	8,604	8,790
Auto title loan bad debt	70	—	390	460

Net revenues	78,184	2,984	31,763	112,931

Operations expense	40,199	2,164	15,818	58,181

Store operating income	$37,985	$820	$15,945	$54,750

Gross margin on merchandise sales	37.7%	27.8%	N/A	37.2%
Gross margin on scrap sales	38.0%	21.7%	41.7%	37.8%
Gross margin on total sales	37.8%	26.8%	41.7%	37.4%
Annualized inventory turnover	3.7	3.9	N/A	3.7
Signature loan bad debt as percent of fees	33.6%	N/A	22.6%	22.7%
Auto title loan bad debt as percent of fees	14.7%	N/A	14.8%	14.8%
Store operating income margin	48.6%	27.5%	50.2%	48.5%
Pawn store count — end of period	370	70	—	440
Signature loan store count — end of period	6	—	474	480

Supplemental Non-GAAP Financial Measures
The following tables provide a reconciliation of the differences between the reported or projected non-GAAP financial measures for the periods indicated and the most comparable GAAP financial measures. The non-GAAP financial measures presented may not be directly comparable to similarly titled measures reported by other companies and their usefulness for such purposes are therefore limited. EZCORP management believes presentation of the Non-GAAP financial measures enhances investors’ ability to analyze the Company’s operating results. However, non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial measures presented on a GAAP basis.
EZCORP, Inc.
Reconciliation of Non-GAAP Consolidated Financial Measures (Unaudited)
(in thousands, except per share data and percents)

	Three Months Ended December 31, 2010
		Non-GAAP
	GAAP	Adjustments	Non-GAAP
Net revenue	134,232	—	134,232

Operations expense	64,504	—	64,504
Administrative expense	26,138	(10,945)	15,193
Depreciation and amortization	4,179	—	4,179
Loss on sale/disposal of assets	7	—	7

Operating income	39,404	10,945	50,349

Interest income	(3)	—	(3)
Interest expense	300	—	300
Equity in net income of unconsolidated affiliates	(3,367)	—	(3,367)
Other	(61)	—	(61)

Income before income taxes	42,535	10,945	53,480
Income tax expense	15,106	3,831	18,937

Net income	$27,429	$7,114	$34,543

Net income per share, diluted	$0.55	$0.14	$0.69

Weighted average shares, diluted	50,119	—	50,119

	Projected Year Ending September 30, 2011
	Projected	Non-GAAP	Projected
	GAAP	Adjustments	Non-GAAP
Net income per share, diluted	$2.26	$0.14	$2.40